                                                                     Exhibit 4.1
                          [FORM OF ADDITIONAL WARRANT]

NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE
UPON EXERCISE HEREOF HAVE BEEN  REGISTERED  UNDER THE SECURITIES ACT OF 1933, AS
AMENDED,  OR  UNDER  ANY  STATE  SECURITIES  LAW AND MAY NOT BE  TRANSFERRED  IN
VIOLATION  OF SUCH ACT OR LAWS,  THE RULES  AND  REGULATIONS  THEREUNDER  OR THE
PROVISIONS OF THIS WARRANT CERTIFICATE.

                      WARRANTS TO PURCHASE AN AGGREGATE OF
                         ________ SHARES OF COMMON STOCK
                       OF JPAL, INC., A NEVADA CORPORATION

                       ISSUED TO: _______________________

                              DATED: ________, 2002

            THIS IS TO CERTIFY that, for value received,  ___________________ or its registered assigns (herein collectively referred to as the "Warrantholder"), is entitled to the number of Warrants (the "Warrants") set forth above,  each of which represents the right, upon the due exercise hereof, at any time commencing on the date hereof (the "Commencement Date") and ending on the third anniversary of the Commencement Date (the "Expiration Date"), unless earlier terminated,  to purchase from JPAL, Inc., a Nevada  corporation  (the  "Company"),  one share of common stock,  par value $.001 per share, of the Company  ("Common  Stock") upon surrender  hereof,  with the form of election to purchase  included  herein (the
"Election  to  Purchase")  completed  and duly  executed,  at the  office of the
Company,  and upon simultaneous  payment therefor of an exercise price per share equal to the Purchase Price (as defined in Section 1 below) in cash and/or check payable  to the order of the  Company.  The  number  of  shares of Common  Stock issuable  upon  exercise of the  Warrants and the  Purchase  Price  therefor are subject to adjustment as provided herein.

            1. Definitions
               -----------
            (a)  "Purchase  Price"  means the  purchase  price for the shares of
Common  Stock  purchasable  hereunder,  which shall be equal to $1.30 per share, subject to adjustment as hereinafter described.

            (b) "Market  Price" means,  on any date:  (i) if the Common Stock is listed or admitted for trading on any  national  securities  exchange,  the last reported sales price as reported on such national securities  exchange;  (ii) if the  Common  Stock  is not  listed  or  admitted  for  trading  on any  national securities  exchange,  the  average of the last  reported  closing bid and asked quotation for the Common Stock as reported on the Nasdaq Stock Market;  (iii) if the  Common  Stock  is not  listed  or  admitted  for  trading  on any  national securities  exchange or quoted on the Nasdaq Stock Market or a similar  service,

the average of the last reported bid and asked quotation for the Common Stock as quoted  by a market  maker in the  Common  Stock  (or if there is more  than one market  maker,  the bid and asked  quotation  shall be obtained  from two market makers and the average of the lowest bid and highest  asked  quotation  shall be the "Market  Price");  or (iv) if the Common Stock is not listed or admitted for trading on any national securities exchange or quoted on the Nasdaq Stock Market and there is no market maker in the Common Stock,  the fair market value of such securities as determined in good faith by the Board of Directors of the Company.

            2. Transfer
               --------

            The Warrants may not be transferred,  sold or assigned except to, in whole or in part,  (i) any entity  controlled  by, or under common control with,
the   Warrantholder,   (ii)  any  officer   director  or   stockholder   of  the
Warrantholder,  or (iii) by  operation  of law;  provided,  however,  that  such transfer,  sale or assignment shall be offered in compliance with all applicable securities laws. Upon any such transfer, the Company agrees to accept and cancel the Warrants originally issued and issue new Warrants in substitution thereof to any of the transferees set forth above.

            3. Issuance of Shares of Common Stock
               ----------------------------------

            Subject  to the  restrictions  set forth in  Section  4 below,  upon surrender of the Warrants and payment of the Purchase  Price,  the Company shall issue and deliver with all reasonable dispatch the certificate(s) for the shares of  Common  Stock  to  the  Warrantholder  or  upon  the  written  order  of the
Warrantholder in such name or names as the Warrantholder may designate, together with a cash amount in respect of any fraction of a share otherwise issuable upon the  exercise  of  the  Warrants  (as  set  forth  in  Section  9  below).  Such certificate(s)  shall  represent  the number of shares of Common Stock  issuable upon the exercise of the Warrants, rounded down to the nearest whole number.

            Certificates representing the shares of Common Stock shall be deemed to have been issued and the person so  designated  to be named  therein shall be deemed to have  become a holder  of record of such  shares as of the date of the surrender  of the  Warrants  and  payment of the  Purchase  Price as  aforesaid;
notwithstanding that the transfer books for the Common Stock or other classes of securities purchasable upon the exercise of the Warrants shall then be closed or the  certificate(s)  for the  shares of  Common  Stock in  respect  of which the
Warrants is then  exercised  shall not then have been actually  delivered to the
Warrantholder.  As soon as practicable after each such exercise of the Warrants, the Company shall issue and deliver the  certificate(s) for the shares of Common
Stock issuable upon such exercise,  registered as requested.  The Warrants shall be exercisable,  at the election of the registered  holder hereof,  either as an entirety  or from time to time for part of the number of shares of Common  Stock specified  herein,  but in no event shall  fractional  shares of Common Stock be issued with regard to the  exercise  of the  Warrants.  In the event that only a portion of the  Warrants is exercised at any time prior to the close of business on the  Expiration  Date,  a new  warrant  certificate  shall be  issued  to the
Warrantholder  for the  remaining  number of shares of Common Stock  purchasable pursuant hereto. The Company shall cancel the Warrants when they are surrendered upon exercise.

            Prior  to  due  presentment  for  registration  of  transfer  of the
Warrants,  the Company  shall deem and treat the  Warrantholder  as the absolute owner of the  Warrants  (notwithstanding  any  notation  of  ownership  or other writing on this warrant  certificate  made by anyone other than the Company) for the purpose of any exercise hereof or any distribution to the  Warrantholder and for all other  purposes,  and the Company shall not be affected by any notice to the contrary.

            4. Payment of Expenses, Taxes, etc. Upon Exercise
               ----------------------------------------------

            The  Company  shall  pay  all  documentary   stamp  taxes,  if  any,
attributable  to the  initial  issuance  of the shares of Common  Stock upon the exercise of the  Warrants;  provided,  however,  that the  Company  shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for shares of Common Stock in a name  other  than  that  of the  Warrantholder  upon  the  exercise  of the
Warrants, and in such case the Company shall not be required to issue or deliver any  certificates  for  shares of Common  Stock  until or unless  the  person or persons  requesting the issuance have paid to the Company the amount of such tax or have established to the Company's satisfaction that such tax has been paid or is not required to be paid.

            5. Lost, Stolen, or Mutilated Warrant Certificate
               ----------------------------------------------

            In case this warrant certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver, in exchange and substitution for and upon  cancellation of the mutilated warrant  certificate,  or in lieu of and substitution  for the  warrant  certificate  lost,  stolen or  destroyed,  a new warrant  certificate  of like tenor and  representing  an  equivalent  number of shares of Common  Stock  purchasable  upon  exercise,  but only upon  receipt of evidence  reasonably  satisfactory  to  the  Company  of  such  loss,  theft  or destruction of such warrant certificate and reasonable indemnity,  if requested, also reasonably  satisfactory to the Company. No bond or other security shall be required from the original  Warrantholder  in connection with the replacement by the Company of a lost, stolen or mutilated warrant certificate.

            6. Rights Upon Expiration
               ----------------------

            Unless the Warrants are  surrendered and payment made for the shares of  Common  Stock  as  herein  provided  before  the  close of  business  on the
Expiration Date, this warrant certificate will become wholly void and all rights evidenced hereby will terminate after such time.

            7. Exchange of Warrant Certificate
               -------------------------------

            Subject  to  the  provisions  of  Section  3  above,   this  warrant
certificate  may be exchanged for a number of warrant  certificates  of the same tenor as this warrant  certificate for the purchase in the aggregate of the same number of shares of Common  Stock as are  purchasable  upon the exercise of this warrant  certificate,  upon  surrender  hereof at the office of the Company with written  instructions as to the denominations of the warrant  certificates to be issued in exchange.

            8. Adjustment for Certain Events
               -----------------------------

            (a) In case  the  Company  shall  at any  time  after  the  date the
Warrants are first issued (i) declare a dividend on the Common Stock  payable in securities of the Company (whether in Common Stock or of any other  securities),
(ii) split or subdivide  the  outstanding  shares of Common Stock into a greater number of shares of Common Stock, (iii) reverse split or combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock,  or (iv)
issue any  securities of the Company in a  reclassification  of the Common Stock
(including  any such  reclassification  in connection  with a  consolidation  or merger in which the Company is the continuing Company),  then, in each case, the
Purchase  Price in effect at the time of the record date for such dividend or of the effective date of such split,  subdivision,  reverse  split,  combination or reclassification,  and the number and kind of securities  issuable upon exercise of the  Warrants  on such date,  shall be  proportionately  adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive (at an  equivalent  aggregate  price) the  aggregate  number and kind of  securities which, if such Warrant had been exercised  immediately  prior to such date, such holder  would have  owned upon such  exercise  and been  entitled  to receive by virtue of such  dividend,  split,  subdivision,  reverse  split,  combination or reclassification.  Such adjustment shall be made successively whenever any event listed above shall occur.

            (b) No  adjustment  in the Purchase  Price shall be required  unless such adjustment would be less than $.01 per share;  provided,  however, that any adjustment  which  by  reason  of  this  Section  8 is not  required  to be made immediately  shall be carried  forward and taken into account in any  subsequent adjustment.  All calculations  under this Section 8 shall be made to the nearest cent or to the nearest  one-hundredth  of a share, as the case may be, but in no event shall the Company be obligated to issue fractional  shares of Common Stock or fractional portions of any securities upon the exercise of the Warrants.

            (c) In the event that at any time, as a result of an adjustment made pursuant to this Section 8, the holder of any Warrant thereafter exercised shall become  entitled to receive any  securities of the Company other than the shares of Common Stock,  thereafter  the number of such other  securities so receivable upon  exercise  of this  Warrant  and the  Purchase  Price  shall be  subject to adjustment  from time to time in a manner and on terms as nearly  equivalent  as practicable  to the  provisions  with  respect  to the  shares of  Common  Stock contained in this Section 8, and the provisions of this warrant certificate with respect to the shares of Common Stock shall apply, to the extent applicable,  on like terms to any such other warrants or other securities.

            (d) Upon  each  adjustment  of the  Purchase  Price  as a result  of calculations made in this Section 8, each Warrant outstanding  immediately prior to the  making  of such  adjustment  shall  thereafter  evidence  the  right  to purchase,  at the adjusted Purchase Price, that number of shares of Common Stock
(calculated to the nearest hundredth), obtained by (i) multiplying the number of shares of Common Stock purchasable upon exercise of a Warrant  immediately prior to such  adjustment  of the  Purchase  Price by the  Purchase  Price  in  effect immediately  prior to such  adjustment and (ii) dividing the product so obtained by the  Purchase  Price in  effect  immediately  after  such  adjustment  of the
Purchase Price.

            (e) In case of any capital  reorganization  of the Company or of any reclassification  of the  Common  Stock or in case of the  consolidation  of the
Company with, or the merger of the Company into,  any other  corporation  (other than a consolidation  or merger in which the Company is the continuing  Company)
or of the sale of the properties and assets of the Company as, or  substantially
as,   an   entirety,    each   Warrant   shall,   after   such   reorganization,
reclassification,  consolidation, merger or sale, be exercisable, upon the terms and  conditions  specified  herein,  for the number of shares of Common Stock or other  securities or warrants or other  securities or property to which a holder of the  number  of  shares  of  Common  Stock  purchasable  (at the time of such reorganization,  reclassification,  consolidation, merger or sale) upon exercise
of  such   Warrant   would  have  been   entitled   upon  such   reorganization,
reclassification,  consolidation,  merger  or  sale;  and in any such  case,  if necessary,  the  provisions  set forth in this  Section 8(e) with respect to the rights and interests  thereafter of the registered holders of all Warrants shall be  appropriately  adjusted so as to be applicable,  as nearly as may reasonably be, to any shares of Common  Stock or other  securities  or property  thereafter deliverable  on the exercise of the Warrants.  The split,  subdivision,  reverse split or combination of Common Stock at any time  outstanding  into a greater or lesser  number  of  shares  of  Common  Stock  shall  not  be  deemed  to  be  a reclassification of the Common Stock for the purposes of this Section 8(e).

            9. Fractional Shares
               -----------------

            Upon exercise of the Warrants,  the Company shall not be required to issue  fractional  shares of Common Stock or other  securities.  In lieu of such fractional  shares,  the Warrantholder  shall receive an amount in cash equal to the same  fraction of the (a) current  Market Price of one whole share if clause
(i),  (ii) or (iii) in the  definition  of  Market  Price in  Section 1 above is applicable  or (b) book value of one whole share as  reported  in the  Company's most recent  financial  statements  if clause (iv) in the  definition  of Market
Price in Section 1 above is applicable.  All  calculations  under this Section 9 shall be made to the nearest cent.

            10. Securities Act Legend; Registration Rights
                ------------------------------------------

            (a) The  Warrantholder  shall  not be  entitled  to any  rights of a stockholder  of  the  Company  with  respect  to  any  shares  of  Common  Stock purchasable upon the exercise hereof,  including voting, dividend or dissolution rights,  until such  shares have been paid for in full.  As soon as  practicable after such exercise, the Company shall deliver a certificate or certificates for the securities issuable upon such exercise, all of which shall be fully paid and nonassessable,  to the person or persons entitled to receive the same; provided, however, that, if applicable,  such certificate or certificates delivered to the holder of the surrendered  Warrant shall bear a legend reading  substantially as follows:

            "These  securities  have not  been  registered  under  the
            Securities Act of 1933, as amended, or the securities laws of any  state  and may not be sold or  transferred  in the absence of such  registration  or any exemption  therefrom under such Act and laws, if applicable. The Company, prior to permitting a transfer of these securities,  may require an opinion of counsel or other assurances  satisfactory to it as to  compliance  with or exemption  from such Act and laws."

            (b)  Promptly   following   the  closing  (the   "Closing")  of  the
transactions contemplated by that certain Amended Contribution Agreement,  dated as of April 24, 2002, by and among the Company,  Essential  Reality,  LLC ("ER")
and  the  members  of ER  (the  "ER  Transaction"),  the  Company  shall  file a registration  statement  under  the  Securities  Act of 1933,  as  amended  (the
"Securities  Act"),  covering the resale of the shares of Common Stock  issuable upon exercise of the Warrants.

            11. Notice of Adjustment
                --------------------

            (a) Upon any  adjustment of the Purchase Price pursuant to Section 8 above, the Company,  within 30 calendar days thereafter,  shall have on file for inspection by the  Warrantholders a certificate of the Board of Directors of the
Company  setting forth the Purchase Price after such  adjustment,  the method of calculation thereof in reasonable detail, the facts upon which such calculations were based and the number of shares of Common Stock or other securities issuable upon exercise of a Warrant after such  adjustment in the Purchase  Price,  which certificate  shall be conclusive  evidence of the correctness of the matters set forth therein.

            (b) In case:

                (i) the Company  shall  authorize the issuance to all holders of
Common  Stock of rights,  options  or  warrants  to  subscribe  for or  purchase securities  of the  Company  or of any other  subscription  rights,  options  or warrants; or

                (ii) the Company shall authorize the distribution to all holders of Common Stock its assets; or

                (iii) of any  consolidation  or merger to which the Company is a party and for which  approval  of any  stockholders  of the  Company is required
(other than the ER Transaction), of the conveyance or transfer of the properties and  assets  of the  Company  substantially  as an  entirety  or of any  capital reorganization or any  reclassification  of Common Stock (other than a change in par value or from a specified  par value to no par value or from no par value to a specified par value or as a result of a subdivision  or  combination,  each to the extent applicable); or

                (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                (v) the Company  proposes to take any other  action  which would require an adjustment of the Purchase Price pursuant to Section 8 above;

then,  in each such case,  the Company  shall give to the  Warrantholder  at its address appearing below at least 20 calendar days prior to the applicable record date  hereinafter  specified  in (A),  (B),  or (C) below,  by first class mail, postage  prepaid,  a written notice stating (A) the date as of which the holders of record  of  shares of Common  Stock  entitled  to  receive  any such  rights, options,  warrants or distribution are to be determined or (B) the date on which
any  such   consolidation,   merger,   conveyance,   transfer,   reorganization,
reclassification,  dissolution,  liquidation or winding up is expected to become effective,  and the date as of which it is  expected  that  holders of record of shares of Common Stock shall be entitled to exchange such shares for  securities or  other  property,  if  any,  deliverable  upon  such  consolidation,  merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up or (C) the date of such action which would  require an  adjustment of the Purchase  Price.  The failure to give the notice required by this Section
11(b) or any defect  therein  shall not affect the  legality  or validity of any
such  issuance,  distribution,   consolidation,  merger,  conveyance,  transfer,
reorganization,  reclassification, dissolution, liquidation, winding up or other action or the vote upon any such action.

            Except  as  provided  herein,  nothing  contained  herein  shall  be construed as conferring upon the  Warrantholder  the right to vote on any matter submitted to the stockholders of the Company for their vote or to receive notice of meetings of  stockholders  or the election of directors of the Company or any other  proceedings of the Company,  or any rights whatsoever as a stockholder of the Company.

            12. Call Provisions
                ---------------

            The Warrants may not be "called" by the Company.

            13. Representations of Warrantholder
                --------------------------------

            (a) The  Warrantholder  represents that it is acquiring the Warrants and the  shares  of  Common  Stock  issuable  upon  conversion  of the  Warrants
(collectively,  the  "Securities")  solely for its own  account  and  beneficial interest,  for  investment  purposes  and  not  for  sale  or  with  a  view  to distribution of the Securities or any part thereof,  has no present intention of
selling  (in  connection  with  a  distribution  or  otherwise),   granting  any
participation  in, or otherwise  distributing  the same,  and does not presently have reason to anticipate a change in such intention.  The Warrantholder further represents  that it does  not  have  any  contract,  undertaking,  agreement  or arrangement with any person to sell,  transfer or grant  participations  to such person or to any third person, with respect to any of the Securities.

            (b) The Warrantholder  understands that the Securities have not been registered  under the Securities Act on the basis that no distribution or public offering of the securities of the Company is to be effected.  The  Warrantholder
realizes   that  the  basis  for  the  exemption  may  not  be  present  if  its representations  are not true. The Warrantholder  recognizes that the Securities must be held  indefinitely  unless they are  subsequently  registered  under the
Securities Act or an exemption from such registration is available.

            14. Notices
                -------

            Any notice,  request,  demand or other communication pursuant to the terms of this warrant  certificate shall be in writing and shall be sufficiently given or made  when  delivered  or  mailed by first  class or  registered  mail, postage-prepaid, to the following addresses:

            If to the Company (following the Closing):

                        c/o Essential Reality
                        49 West 27th Street, Suite 7 East
                        New York, New York 10001
                        Attention: General Counsel

            with a copy to:

                        Olshan Grundman Frome Rosenzweig & Wolosky LLP
                        505 Park Avenue
                        New York, New York 10022
                        Attention:  Steven Wolosky, Esq.

            If to the Warrantholder:

                        ---------------------------
                        ---------------------------
                        ---------------------------
                        ---------------------------

or to  such  other  address  or  such  other  counsel  as  the  Company  or  the
Warrantholder may designate by written notice to the other party.

            15. Miscellaneous
                -------------

            (a) All the covenants and provisions herein by or for the benefit of the Company shall bind and inure to the benefit of its successors or assigns and all of the covenants and provisions  herein for the benefit of the Warrantholder hereof shall inure to the benefit of its successors or assigns.

            (b) This warrant  certificate  shall be deemed to be a contract made under the laws of the State of New York for all  purposes and shall be construed in accordance with the laws of such State.

            (c) Nothing in this warrant  certificate  shall be construed to give any person or corporation  other than the Company and the  Warrantholder and its permitted  transferees any legal or equitable right,  remedy or claim under this warrant  certificate;  but this  warrant  certificate  shall be for the sole and exclusive  benefit  of the  Company  and the  Warrantholder  and  its  permitted transferees.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF,  an authorized officer of the Company has signed and delivered to the Warrantholder this warrant certificate as of the date first written above.

                                          JPAL, INC.

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                       10

                              ELECTION TO PURCHASE

(To be executed by the registered  holder if such holder desires to exercise the within Warrants)

            JPAL, Inc.
            c/o Essential Reality
            49 West 27th Street, Suite 7 East
            New York, New York 10001
            Attention: General Counsel

            The undersigned hereby (1) irrevocably elects to exercise his or its rights to purchase  ____________  shares of Common  Stock  covered by the within
Warrants,  (2) makes  payment in full of the  Purchase  Price by  enclosure of a certified check, (3) requests that  certificates for such shares of Common Stock be issued in the name of:

Please print name, address and Social Security or Tax Identification Number:

------------------------------------------------
------------------------------------------------
------------------------------------------------

and (4) if said  number of shares of Common  Stock  shall not be all the  shares evidenced by the within  Warrants,  requests that a new warrant  certificate for the balance of the shares  covered by the within  Warrants be  registered in the name of, and delivered to:

Please print name and address:

------------------------------------------------
------------------------------------------------
------------------------------------------------

            In lieu of  receipt  of a  fractional  share of  Common  Stock,  the undersigned will receive a check representing payment therefor.

Dated:  _____________________       _________________________________
                                    WARRANTHOLDER

                                    By:  _____________________________
                                         Name:
                                         Title:

                                       11